EXHIBIT 16

                             BARRY L. FRIEDMAN, P.C.
                           Certified Public Accountant
                                1582 Tulita Drive
                             Las Vegas, Nevada 89123


Securities Exchange Commission
Washington, DC 20549


Ladies and Gentlemen:

     The undersigned has been, until recently, the principal accountant for White Rock Enterprises, Ltd., a Nevada corporation, (now known as SNAP2 Corporation) (the "Company") and, under the date of December 15, 1999, the undersigned reported on the financial statements of the Company as of and for the period ended September 30, 1999. On or about December 15, 2000 the undersigned was notified by representatives of the Company that, as a result of the merger of ISES Corporation with and into the Company, the undersigned would no longer be engaged to audit the financial statements of the Company. The undersigned has reviewed the Company's statement included under Item 4 of its Form 8-K dated December 15, 2000 and agrees with such statements therein insofar as they relate to Barry L. Friedman, P.C.

                                                    BARRY L. FRIEDMAN, P.C.



                                                    By: /S/ Barry L. Friedman